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                                                                       Exhibit 5


                           SIMPSON THACHER & BARTLETT
             A Partnership which includes Professional Corporations
                              425 Lexington Avenue
                            New York, New York 10017



                                                                October 23, 1996


BY EDGAR TRANSMISSION
- - - - - - - - - - -

ACNielsen Corporation
177 Broad Street
Stamford, CT  06901

Ladies & Gentlemen:

         We have acted as counsel to ACNielsen Corporation, a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to 18,400,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common stock"), of the Company pursuant to, or upon exercise of stock options or stock appreciation rights granted under, the Company's Key Employees' Stock Incentive Plan, Non-Employee Directors' Stock Incentive Plan, Non-Employee Directors' Deferred Compensation Plan, and Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation Equity-Based Awards (the "Equity Plans").

         We have examined a copy of the Registration Statement (including the exhibits thereto) and the related Prospectuses. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of
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ACNielsen Corporation                                           October 23, 1996


all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         We hereby advise you that in our opinion the original issue shares of Common Stock issuable pursuant to the Equity Plans, when duly authorized and issued as contemplated by the Registration Statement, the related Prospectuses and the Equity Plans, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                         Very truly yours,

                                         /s/ Simpson Thacher & Bartlett
                                         ---------------------------------
                                         SIMPSON THACHER & BARTLETT


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